Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-132933 on Form S-8 of Duke Energy Corporation, of our report dated June 23, 2009, appearing in this Annual Report on Form 11-K of the Duke Energy Retirement Savings Plan for Legacy Cinergy Union Employees (Midwest) (the “Plan”) for the year ended December 31, 2008.

/S/ MCCONNELL & JONES LLP
Houston, Texas
June 26, 2009

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